EXHIBIT 23.3

        CONSENT OF BIGELOW & COMPANY, CPA, P.C., INDEPENDENT AUDITORS

                  We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our reports dated July 19, 1996, with respect to the financial statements of Turf Specialty, Inc., included in Amendment No. 2 to the Registration Statement on Form SB-2 and related prospectus of Eco Soil Systems, Inc., for the registration of its common stock.

                            BIGELOW & COMPANY
                            Certified Public Accountants, P.C.
                            By: /s/ Marie C. McKay
                            Marie C. McKay
                            Certified Public Accountant

January 10, 1997
Manchester, New Hampshire